Exhibit 99.1

New Frontier Corporation Acquisition of United Family Healthcare

Conference Call Script

Operator:

Ladies and gentlemen, welcome to the New Frontier Corporation and United Family Healthcare conference call. All participants will be in listen-only mode, and there will not be a question-and-answer session. Today’s conference is being recorded. At this time, I would like to turn the call over to Mr. Bill Zima at ICR for opening remarks and introductions. Please go ahead, sir.

Bill Zima, Partner, ICR:

Hello everyone and thank you for joining us on today’s call. New Frontier Corporation announced its business combination with United Family Healthcare earlier today. A press release is now available on the the company’s website at www.new-frontier.com and as an exhibit to a Form 8-K filed by New Frontier today.

Today, you will hear from Carl Wu, CEO of New Frontier, Harry Chang, Managing Director of New Frontier, and David Zeng, Executive Director of New Frontier

We will be referring to a slide presentation on today's call, which can be found at the link in the press release we issued this morning. This recorded presentation will also be available until August 6, 2019.

Please note that today's presentation is not an offering of securities or a solicitation of a proxy to vote any securities. The information discussed today is qualified in its entirety by the Current Report Form 8-K that has been filed today by New Frontier and may be accessed on the SEC’s website, including the exhibits thereto. Investors are urged to read the Form 8-K carefully because it contains information about the proposed transaction.

During this call, the company will be making some forward-looking statements regarding future events and results. These forward-looking statements are subject to risks and uncertainties including those set forth in New Frontier’s Form 8-K filed today, including the exhibits thereto. Actual results might differ materially from any forward-looking statements that are made today. The forward-looking statements speak only as of today, and New Frontier does not assume any obligation or intent to update them except as required by law.

With respect to any non-IFRS financial measures discussed during the call today, the accompanying reconciliation information relating to those measures can be found in the investor presentation filed as an exhibit to New Frontier’s Form 8-K filed today.

With that said, I would now like to turn the call over to Carl Wu, Co-Founder and CEO of New Frontier Corporation. Carl, please go ahead.

Carl Wu, Co-Founder and CEO of New Frontier Corporation

Hello, everyone. My name is Carl Wu, I am the CEO and Co-Founder of New Frontier.

We will begin with slide 6. As you may recall, New Frontier sponsored a SPAC, New Frontier Corporation, or NFC, which IPO’d on the NYSE in June 2018. We raised 287.5 million US dollars in IPO proceeds and 190 million US dollars in committed forward purchase agreements, which will be funded concurrent to the closing of this transaction.

PREPARED BY ICR, INC	1

Since our IPO, our team has been sourcing and evaluating an extensive number of opportunities across the healthcare, technology, and education sectors in China. We set up NFC to acquire a leading platform in the healthcare space, and we believe UFH is precisely that target. We have known the company for quite a number of years and believe this is the ideal player in China’s healthcare sector with the leading scale, service breadth, brand recognition, and nationwide footprint. We were able to convince the existing owners of UFH to enter into an exclusive discussion with us, as opposed to going through a competitive auction, given our significant presence in the healthcare sector, understanding of the business, and ability to execute a transaction of this size.

As a background, United Family Healthcare, is the largest integrated private healthcare provider by revenue with the most recognized brand in healthcare services in China. UFH operates integrated systems of private hospitals, clinics, home health, and managed care services in Beijing, Shanghai, Guangzhou, Tianjin, Qingdao, and other major cities in China. UFH is a comprehensive provider that covers more than 30 specialties, serving patients with world-class infrastructure and top medical professionals. Since its founding in 1997 by Roberta Lipson, UFH has led the way in private international healthcare in China.

We believe we can drive continuous growth to UFH's business due to industry catalysts including a large supply and demand mismatch for high quality healthcare services in China. In addition, we have a highly visible growth plan. Thirdly, NFC has significant experience and expertise in China's healthcare industry.

The new company will operate under the name of New Frontier Health Corporation, or “NFH”, with the mission to deliver high quality and comprehensive healthcare services across China, and to continue to grow through organic expansion and strategic acquisitions.

As part of the transaction, UFH is expected to be given the exclusive right to manage New Frontier Group’s 64,000 sq. meter flagship hospital in Shenzhen, which will anchor UFH’s asset-light management strategy. More to come on this.

Please turn to slide 8, which shows our current position. We are the largest private healthcare services provider in China by revenue, which is expected to reach approximately 2.5 billion RMB by 2019, representing a 5-year CAGR of 13.3%. We are the top-ranked brand among high-end private hospitals, and we offer a comprehensive service offering that covers more than 30 specialties.

Our assets are comprised of 9 hospitals (including two that are under construction), 14 clinics, and more than 700 licensed beds. We employ more than 600 physicians and more than 600 consultants, who are all either expats or internationally trained Chinese professionals. We expect about 670,000 outpatient visits this year and about 12,000 inpatient visits. All of our hospitals have accreditation from Joint Commission International, or JCI, which is an international hospital standard that was developed based on American hospital standards.

By the end of 2019, we expect to generate 469 million in adjusted EBITDA, which represents a 5-year CAGR of 10.5%. With substantial capacity expansion recently invested in Guangzhou, Pudong, Puxi and the upcoming Beijing and Shenzhen hospitals, we expect earnings growth to accelerate as these new hospitals start to contribute earnings (more to come in the forecast section).

Slide 9 shows our unique scale. UFH is the only private healthcare provider in China to operate hospitals and clinics in all four tier 1 cities. We also operate in three tier 2 cities. We see additional opportunities for strategic growth in this geographic segment, which is largely white space for us today. Our geographic advantage is further enhanced by the city-center locations of our hospitals, which will be a barrier to entry in the future due to government policies as well as physical constraints in building new hospitals in city centers, particularly in tier 1 cities, resulting in substantial and widening demand and supply imbalance.

Slide 10 shows how our diversified revenue mix provides opportunities for our future growth. The top-left pie chart shows our multi-specialty service offering, which provides a diversified foundation for our business. In the middle, we show our current payer structure breakdown. This breakdown shows potential growth opportunities with the rise of commercial insurance adoption in China, which will increase patient access to our services. To the right, we show that unlike most other operators in China, we rely very little on drug sales, a trait that is in-line with international standard hospitals. Finally, at the bottom of the slide, we show our customer mix. Five years ago, our primary customer base was the expat professional community, whereas our current customer mix reflects the significant growth of the local Chinese middle class.

Now, let’s turn to slide 11, which shows our comprehensive “entire lifecycle” system. Compared to typical Chinese hospitals, which focus on specific specialties, we offer more than 30 specialties at our locations. From prenatal care to family medicine, from home health and dental services to hospice care, and covering specialties from pediatric to orthopedics to oncology, we provide multiple patient touchpoints that starts from preventive care and covers diagnostics, treatment, and rehabilitation. This healthcare system, combined with the employment of a strict medical standard, the adoption of proven medical management techniques, and a willingness to invest in infrastructure and technology, has allowed United Family Healthcare to achieve remarkable results for its patients and set a healthcare delivery standard for others to emulate.

Turning to slide 12, you can see how our results and standards translate into patient recognition. Our brand is recognized both nationwide and regionally among high-income households in China.

A big part of this success lies in our ability to employ the highest caliber medical talent. Slide 13 illustrates how our industry-leading salary package, brand name, and working environment allow us to attract and retain leading medical professionals.

We aim to continue to focus on our unique scale, brand value, and comprehensive vertically integrated platform as we grow in the future. As you can see on slide 14, our portfolio is split into tier 1 operating, tier 2 operating, and tier 1 expansion assets.

Firstly, on tier 1 operating assets: The Beijing hospital and associated clinics have been growing at mid-teens revenue growth given substantial capacity expansion done over the last few years. We expect the growth momentum to continue given unutilized capacity in this facility. On the other hand, the growth of the Shanghai Puxi hospital in recent years has been limited by the capacity of the old facility, which is quite small (you can see that in the 2nd column). We will be switching into a new facility with substantial infrastructure, technology, and capacity upgrade in August (and that’s the third 3rd column); the new facility is roughly 4x the size. We expect this new hospital to contribute meaningfully and ultimately become as productive as our Beijing hospital.

Second, our tier 2 assets are now breaking even in terms of EBITDA, with more substantial EBITDA contribution in the years to come.

Third, our tier 1 expansion assets are significantly larger in size compared to our tier 1 operating assets. They are newer facilities with state of the art infrastructure and fit out, and in core locations within the wealthiest cities in China. We are very excited that these new facilities will begin to contribute significant EBITDA to UFH in the years to come.

Lastly, the management contract model will allow UFH to scale with more efficient use of capital with capex largely financed by 3rd parties. In addition to Shenzhen, we have several other management contracts in the pipeline.

As you can see, our Beijing and old Shanghai Puxi hospitals are currently the largest contributors to revenue and EBITDA. These two hospitals account for roughly only 20% of our invested and planned capacity in terms of square meters (and that excludes Shenzhen) and are on track to generate roughly 65 million US dollars in terms of EBITDA (after allocation of headquarters cost). We believe just the contribution from these two facilities will should anchor our current valuation based on the comps multiple. The remaining 75-80% of the capacity is largely invested and should support earnings growth in the years to come.

As shown on slides 15 through 17, driving this growth will be an experienced and highly qualified leadership team from both New Frontier and UFH. Following the closing of the transaction, the existing management team of UFH will remain in place, and supported by new talent from New Frontier. The new Board, comprised of nine directors, will continue to be led by executives of New Frontier. Antony Leung will remain as board Chairman, Roberta will become the CEO of the new entity, and I will lead a new executive committee of the Company’s board of directors to support and guide the management for the continued success of NFH.

At this point, I will turn the call over to my colleague Harry who will discuss the industry section.

Harry Chang, Managing Director, New Frontier Corporation

Thank you, Carl. Hello, everyone and thank you for joining us on today’s call. My name is Harry Chang, Managing Director of New Frontier.

Slides 19 through 22 show the favorable industry dynamics that will support our growth, including rapid growth in demand for healthcare services, sharp rise in commercial healthcare insurance, an under-penetrated private healthcare sector in China, and an overburdened public hospital sector. The private hospital market is highly fragmented with limited scaled players, a tendency to focus on a single specialty, and reputational issues. At the same time, there is a high willingness to pay and a large under supply of premium hospitals, further exacerbated by the combination of a rapidly aging population.

As shown on slide 23, UFH’s unique scale, brand value, and vertically integrated platform has made it the leading comprehensive private healthcare provider in China. By re-entering the public markets as the leading premium private healthcare services provider with the longest track record and receiving the leadership of Antony and Carl, we will bring United Family Healthcare to the next level of growth. With this combination, I am confident that we will continue to execute our future growth plan and achieve our goal to be the leading comprehensive healthcare service provider in China.

It is now my pleasure to introduce David Zeng, Executive Director at New Frontier, to introduce our current financial position and expectations.

David Zeng, Executive Director, New Frontier

Thank you, Harry. Hello, everyone. My name is David Zeng, Executive Director at New Frontier.

Please turn to slide 25. Our sum-of-the-parts valuation shows that our estimated market value for post-acquisition NFC is comprised of the value of UFH’s current operating assets, its expansion assets in tier 1 cities, and the management contract for the Shenzhen location. We value UFH’s operating assets at 16x the 2020 forecasted adjusted EBITDA of 75 million US dollars and its expansion assets at 5.8x stabilized adjusted EBITDA of 142 million US dollars. As shown on the slide, the acquisition cost of UFH is at a meaningful discount to the sum-of-the parts valuation.

Slides 26 through 29 illustrate catalysts for future value creation. These primarily consist of tier 2 city growth; growth initiatives that include growing the managed care business, opening IVF centers, and establishing outpatient networks; technology upgrades; and strategic acquisitions benefiting from the highly fragmented industry.

Slide 30 illustrates the ownership structure and balance sheet post-transaction. The acquisition will be funded through a combination of approximately 288 million in cash from New Frontier’s trust account, 190 million in Forward Purchase Agreements, together with 711 million in private placement proceeds and a 300 million loan facility. As part of the transaction, New Frontier raised 711 million in private placement commitments from a group of well-known investors including Vivo Capital, Nan Fung Group, and a group of reputable public investors. This is a truly back-stopped transaction for any potential redemption of the trust account. New Frontier will utilize the private placement commitments as a backstop for any potential redemption of the trust account to ensure certainty of funding; New Frontier has already received non-redemption undertaking from certain shareholders accounting for 90 million of the 288 million in the trust account. At closing of the transaction, New Frontier will fund the Company with 180 million of cash on the balance sheet, assuming no redemption, to fund transaction expenses, capital expenditure commitments, and the future expansion of the Company.

As part of the transaction, the current private equity shareholders of UFH, TPG Capital and Boyu Capital, will sell their stake in cash. Management and Fosun Pharma will be rolling over part of their equity ownership in UFH and together retain 12% stake in the Company at closing, based on current assumptions.

Slide 31 reviews the investment highlights that Carl just discussed, including favorable industry dynamics; UFH’s unique scale, comprehensive offerings, and brand; potential for multi-dimensional growth; and synergies with New Frontier.

Slide 33 shows the projected organic infrastructure growth of UFH. By 2024, we expect to have 891 beds in use versus the 510 estimated for the end of 2019.

As shown on slide 34, we expect revenues to more than double to 5.5 billion RMB in 2024 from 2.5 billion RMB this year. Our current Operating Assets, which consist of five hospitals and its affiliated clinics, operates at an approximately 40% utilization rate and is expected to deliver approximately 11% of revenue growth and approximately 14% of adjusted EBITDA growth in the next five years. Our Expansion Assets, consisting of four new hospitals, two currently in operation and two currently in construction, generated EBITDA losses in 2018 and 2019 because they are still in the initial preparation and ramp-up stages. Given that the Expansion Assets are large-format facilities with state-of-the-art equipment, located in prime locations in first-tier cities, and in close proximity to affluent populations, we expect Expansion Assets to start to contribute positive adjusted EBITDA in 2021 and generate significant adjusted EBITDA contribution going forward. On a consolidated basis, UFH expects approximately 18% revenue growth and approximately 50% adjusted EBITDA growth over the next five years. Growth will be driven by the strategies discussed earlier, which include geographic growth, expansion of service offerings, and strategic acquisitions.

Adjusted EBITDA, as shown on slide 35, is expected to grow at a CAGR of 49.5% from 2018 to 2024. Adjusted EBITDA margin is expected to reach 22.3% by 2024 and to stabilize at 25-30% beyond that.

Slides 36-41 show that there is significant room for value creation in the long term. With UFH’s attractive market position and favorable industry trends, we believe in our ability to create long-term value.

We expect to close the transaction in the fourth quarter of 2019. Upon closing of the transaction, we intend to change our name to New Frontier Health and will continue to trade on the New York Stock Exchange under a new ticker symbol.

The Company will have an anticipated initial enterprise value of 1.44 billion US dollars, implying a 25.0x multiple of 2020 projected EBITDA and a 15.7x multiple of 2021 projected adjusted EBITDA. Given that the adjusted EBITDA includes losses from Expansion Assets, which are still ramping up, the initial enterprise value implies an 18.5x multiple of 2020 projected adjusted EBTIDA and a 13.4x multiple of 2021 projected adjusted EBITDA for Operating Assets with allocated headquarter expenses.

The transaction has been unanimously approved by the boards of both United Family Healthcare and New Frontier. Completion of the transaction is subject to approval by the stockholders of New Frontier and the shareholders of Fosun Pharma, and certain other customary closing conditions. Fosun International, which owns a 37.9% equity stake in Fosun Pharma, has entered into a voting support agreement to vote in favor of the transaction.

Thank you everyone for joining us today. Please do not hesitate to contact us with any questions about the business or transaction. We look forward to updating you about our progress in the weeks and months ahead.

Operator:

Thank you for participating on today’s call. This concludes our call for today. You may now disconnect.